UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2026

North Haven Private Income Fund A LLC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01654	92-1385301
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class I Units	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02. Unregistered Sales of Equity Securities.

As of September 1, 2026, North Haven Private Income Fund A LLC ("we", the "Company" or the "Fund"), sold approximately 135,464 of the Company’s Class I units (the “Units”) for an aggregate offering price of approximately $2.6 million, reflecting a purchase price of $19.66 per unit (with the final number of Units being determined on September 22, 2026).

The sale of Units was made pursuant to subscription agreements entered into by the Company and its unitholders. The issuance of the Units is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the unitholders in the subscription agreements that each unitholder was an accredited investor as defined in Regulation D under the Securities Act.

Item 7.01. Regulation FD Disclosure.

On September 24, 2026, the Company disclosed the below information.

Distribution:

On September 22, 2026, the Fund declared a distribution to unitholders of record in the amount of $0.1376 per unit. The distribution will be payable on or around October 5, 2026 to unitholders of record as of September 30, 2026.

On September 22, 2026, the Fund declared a special distribution to unitholders of record in the amount of $0.0246 per unit. The distribution will be payable on or around October 5, 2026 to unitholders of record as of September 30, 2026.

Company's Portfolio:

As of August 31, 2026, the Company had investments in 182 portfolio companies across 38 industries with an aggregate par value of approximately $717.1 million, which consisted of approximately 99.7% first lien debt investments and approximately 0.3% other securities, based on par value or, in the case of equity investments, cost. As of August 31, 2026, 99.9% of the debt investments, based on par value, in the Company's portfolio were at floating rates. As of August 31, 2026, approximately 93.9% of the Company’s total investment commitments were in private senior secured loans and equity investments and approximately 6.1% were in broadly syndicated loans, which the Company primarily uses for cash management purposes.

The table below describes investments by industry composition based on par value or, in the case of equity investments, cost as of August 31, 2026:

Industry	Par or Cost ($ in millions)	% of Total
Software	$146.1	20.4%
Insurance Services	66.1	9.2
Commercial Services & Supplies	62.4	8.7
Professional Services	60.0	8.4
Health Care Providers & Services	46.2	6.4
IT Services	43.4	6.1
Financial Services	41.3	5.8
Diversified Consumer Services	33.1	4.6
Automobiles	23.9	3.3
Industrial Conglomerates	18.2	2.5
Other	176.4	24.6
Total	$717.1	100.0%

The table below shows the Company's ten largest portfolio company investments based on par value or, in the case of equity investments, cost as of August 31, 2026:

Issuer	Industry	Par or Cost ($ in millions)	% of Total
Deerfield Dakota Holding, LLC	Professional Services	$14.2	2.0%
Banyan Software Holdings, LLC	Software	11.9	1.7
Drivecentric Holdings, LLC	Automobiles	11.5	1.6
TA Polaris Buyer, Inc.	Health Care Providers & Services	10.7	1.5
Essential Services Holding Corporation	Diversified Consumer Services	10.0	1.4
Jawbreaker Parent, Inc.	Software	10.0	1.4
Merative, LP	Health Care Providers & Services	10.0	1.4
MRI Software, LLC	Real Estate Management & Development	9.7	1.4
Diligent Corporation	Software	9.6	1.3
Onit, Inc.	Software	9.5	1.3
Other		610.0	85.0
Total		$717.1	100.0%

Net Asset Value:

As of August 31, 2026, the Company's aggregate net asset value ("NAV") is estimated to be approximately $301.3 million. As of August 31, 2026, the Company had approximately $313.1 million of debt outstanding (at principal). This estimate of the Company's aggregate net asset value did not and will not undergo the Company's customary quarter-end financial closing procedures and may differ materially from future estimates of net asset value or net asset value determinations, including the determination as of September 30, 2026, which will undergo the Company’s customary quarter-end financial closing procedures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2026	North Haven Private Income Fund A LLC

	By:	/s/ David Pessah
David Pessah
Chief Financial Officer